UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35072	65-1310069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, FL 32256
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 29, 2014, Atlantic Coast Financial Corporation (the “Company”) issued a press release announcing financial results for the first quarter ended March 31, 2014.  The full text of the press release is set forth in Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 28, 2014, following the Company’s receipt of notifications from the Federal Reserve Bank of Atlanta and the Office of the Comptroller of the Currency, each indicating no objection to the appointment of John C. Lent as Chief Financial Officer and Executive Vice President, the Board of Directors of the Company determined that Mr. Lent shall begin his service as Chief Financial Officer and Executive Vice President of the Company and Atlantic Coast Bank (the “Bank”) on May 18, 2014, at which time, James D. Hogan’s service as interim Chief Financial Officer and Executive Vice President of the Company and the Bank shall end. Mr. Hogan will continue in his role as a director of the Company and the Bank.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.

              99.1       Press release dated April 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date:	April 29, 2014	By:	/s/	John K. Stephens, Jr.
John K. Stephens, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit(s)

99.1	Copy of press release issued by the Company on April 29, 2014.